Exhibit 99.1
DOLLAR TREE, INC. REPORTS RESULTS FOR THE
SECOND QUARTER FISCAL 2025

•Dollar Tree Same-Store Net Sales +6.5% on +3.0% Traffic and +3.4% Ticket
•Diluted Earnings per Share (EPS) from Continuing Operations of $0.75
•Adjusted Diluted EPS from Continuing Operations of $0.77, Including $0.20 of Positive Impact, Relative to Expectations, Related to Tariff Timing
•Completed Over $1 Billion of Share Repurchases Year-to-Date
•Increasing Full-Year Fiscal 2025 Net Sales Outlook Range to $19.3 to $19.5 Billion, Based on Comparable Store Net Sales Growth in the Range of 4% to 6%
•Updating Adjusted EPS from Continuing Operations Outlook Range to $5.32 to $5.72 to Reflect Current Operating Outlook and Year-to-Date Share Repurchases
•Completed Sale of Family Dollar on July 5, 2025

CHESAPEAKE, Va. – September 3, 2025 – Dollar Tree, Inc. (NASDAQ: DLTR) today reported financial results for its second quarter ended August 2, 2025.

“The strong sales growth, margin outperformance, and market share gains that Dollar Tree delivered in the second quarter against an increasingly challenging economic backdrop reinforces the unique position that Dollar Tree occupies in today’s retail landscape,” said Mike Creedon, Chief Executive Officer. “With the Family Dollar sale complete, Dollar Tree is now a fully focused business and every ounce of our leadership attention, capital investment, and operating resources is now directed toward strengthening the Dollar Tree brand.”

Additional Business Highlights

•Opened 106 new Dollar Tree stores
•Converted approximately 585 stores to our 3.0 multi-price format
•Year to date generated $639 million of net cash provided by operating activities from continuing operations and $145 million of free cash flow from continuing operations

Second Quarter 2025 Key Operating Results (unaudited) (from continuing operations unless otherwise noted)
(Compared to same period fiscal 2024)	Q2 Fiscal 2025	Change

Net Sales	$4.6B	12.3%

Same-Store Net Sales Growth – Dollar Tree	6.5%

Operating Income	$231M	7.0%
Diluted EPS	$0.75	13.6%

Adjusted Operating Income[1]	$236M	7.4%
Adjusted Diluted EPS	$0.77	13.2%
[1]Adjustments for the second quarter of 2025 are strategic review costs. See “Reconciliation of Non-GAAP Financial Measures” below for detailed schedules of these charges.

Second Quarter Results

Results for the second quarter, ended August 2, 2025, are reported on a continuing operations basis and reflect the Family Dollar segment as discontinued operations. Continuing operations reflect the results of the Dollar Tree segment and corporate, support, and other.

Also, unless otherwise noted, all comparisons are to the prior year’s second quarter, ended August 3, 2024, which also have been adjusted to reflect the Family Dollar segment as discontinued operations.

Net sales increased 12.3% to $4.6 billion. Same-store net sales increased by 6.5%, driven by a 3.0% increase in traffic and a 3.4% increase in average ticket.

Gross profit increased 12.9% to $1.6 billion and gross margin expanded 20 basis points to 34.4%. The expansion in gross margin was driven primarily by improved mark-on from pricing initiatives, lower domestic freight costs, lower occupancy costs due to sales leverage, and favorable mix, partially offset by higher tariff costs, markdowns, distribution costs, and shrink.

Selling, general and administrative expenses increased 60 basis points to 29.6% of total revenue. The increase was driven primarily by higher store payroll in support of pricing initiatives and wage increases, higher depreciation expense from store improvements, higher incentive compensation, and higher store maintenance expenses, partially offset by lower general liability expenses, stock compensation, and sales leverage.

On an adjusted basis, which does not include strategic review costs, selling, general and administrative costs increased 50 basis points to 29.4% of total revenue.

Transition services agreement income, net was $8.0 million for services provided to Family Dollar following the sale.

Operating income increased 7.0% to $231.0 million and operating margin contracted 20 basis points to 5.1%. Adjusted operating income increased 7.4% to $236.0 million and adjusted operating margin contracted 20 basis points to 5.2%.

The Company’s effective and adjusted tax rate was 25.5% compared to 23.5%.

Income from continuing operations was $155.5 million and diluted earnings per share from continuing operations was $0.75. On an adjusted basis, which does not include strategic review costs, income from continuing operations was $159.2 million and diluted EPS was $0.77. This included approximately $0.20 of positive impact from the timing of inventory mark-on and tariffs.

The Company repurchased 5.0 million shares for $501.4 million, including applicable excise tax. Subsequent to quarter end, we purchased an additional 0.6 million shares for $71 million.

On July 9, 2025, the Board of Directors replenished the Company’s share repurchase authorization to an aggregate amount of $2.5 billion, reflecting the limit previously approved by the Board in September 2021.

On May 15, 2025, we leveraged a combination of available cash and our commercial paper program to redeem our $1.0 billion 4.00% Senior Notes.

As of August 2, 2025, the Company had $2.4 billion remaining under the $2.5 billion repurchase authorization, $666.3 million of cash and cash equivalents, $300 million of commercial paper notes outstanding, and no borrowings under our revolvers.

Year-to-Date Results

Results for the 26 weeks ended August 2, 2025, are reported on a continuing operations basis and reflect the Family Dollar segment as discontinued operations. Continuing operations reflect the results of our Dollar Tree segment and corporate, support, and other.

Also, unless otherwise noted, all comparisons are to the prior 26 weeks ended August 3, 2024, which also reflect the Family Dollar segment as discontinued operations.

Net sales increased 11.8% to $9.2 billion. Dollar Tree’s same-store sales increased 5.9%, driven by a 2.8% increase in traffic and a 3.1% increase in average ticket.

Gross profit increased 12.3% to $3.2 billion and gross margin expanded by 20 basis points to 35.0%.

Selling, general and administrative expenses were 28.4% of total revenue, compared to 27.6%. On a non-GAAP basis, selling, general and administrative expenses were 28.3% of total revenue, compared to 27.6%.

Operating income increased 2.9% to $615.1 million and operating income margin decreased 60 basis points to 6.7%. Adjusted operating income increased 3.6% to $623.8 million and adjusted operating income margin decreased 50 basis points to 6.8%.

The Company’s effective tax rate was 25.8% compared to 24.2% and its adjusted effective tax rate was 25.9% compared to 24.2%.

Income from continuing operations was $469.0 million and diluted earnings per share from continuing operations was $2.22. Adjusted income from continuing operations was $428.9 million and adjusted diluted earnings per share from continuing operations was $2.03.

The Company repurchased 11.0 million shares for $938.2 million, including applicable excise tax. Subsequent to quarter end, we purchased an additional 0.6 million shares for $71 million.

Sale of Family Dollar

On July 5, 2025, the Company completed its previously announced sale of the Family Dollar business for a purchase consideration of $1.0 billion, subject to a number of adjustments, including with respect to working capital and net indebtedness. Net proceeds from the sale consisted of $665 million paid at closing and $22 million to be received within 90 days of closing, subject to final adjustment under the terms of the purchase agreement. In addition, the company monetized approximately $113 million of cash from Family Dollar prior to the closing date, primarily through a reduction of net working capital. Together, the total cash monetized from the sale of the Family Dollar business approximates $800 million. Additionally, we expect the economic impact of tax benefits from losses on the sale to be approximately $425 million.

The results of Family Dollar are presented in Dollar Tree Inc.’s financial results as discontinued operations in the Condensed Consolidated Financial Statements for all periods presented and prior periods have been adjusted to conform to the current presentation. Unless otherwise noted, all amounts and disclosures included in this press release reflect only continuing operations. For additional information, please refer to Note 10 in our Quarterly Report on Form 10-Q filed on September 3, 2025.

The Company has a series of transition services agreements, through which the Company and Family Dollar continue to provide certain services to each other for a period of up to 18 months.

Fiscal 2025 Outlook

Our full-year fiscal 2025 outlook is presented on a continuing operations basis, reflecting the operations of our Dollar Tree segment, which includes corporate, support, and other. A quarterly and full-year reclassification of our 2024 results into continuing, discontinued, and consolidated operations was included as supplemental schedules in the company’s fourth quarter fiscal 2024 earnings press release, published on March 26, 2025.

Additionally, our outlook assumes that the level of tariffs in place today, September 3, 2025, remains in effect for the balance of the fiscal year. It further assumes that we will be able mitigate most of the incremental margin pressure from higher tariffs and other input costs.

The Company now expects its full-year fiscal 2025 net sales from continuing operations to be in the range of $19.3 billion to $19.5 billion, based on comparable store net sales growth in the range of 4% to 6%.

The company is updating its prior adjusted diluted EPS from continuing operations outlook range to $5.32 to $5.72 to reflect the current operating environment and year-to-date share repurchases. Additional share repurchases are not included in the updated outlook.

Third Quarter 2025 Outlook

We believe that the positive timing impact of approximately $0.20 on adjusted diluted EPS from continuing operations will reverse in the third quarter 2025. As such, we expect that our third quarter 2025 adjusted diluted EPS will be similar third quarter 2024.

Conference Call Information

On Wednesday, September 3, 2025, the Company will host a conference call to discuss its earnings results at 8:00 a.m. Eastern Time. The telephone number for the call is (877) 407-3943 or (201) 689-8855. A recorded version of the call will be available for seven days after the call and may be accessed by dialing (877) 660-6853 or (201) 612-7415. The access code is 13755275. A webcast of the call is also accessible through the Investor Relations portion of the Company’s website.

Supplemental financial information for the second quarter is available on the Investor Relations portion of the Company’s website, at https://corporate.dollartree.com/investors.

Dollar Tree, Inc., headquartered in Chesapeake, VA, is one of North America’s largest and most loved value retailers, known for delivering great value, convenience, and a “thrill-of-the-hunt” discovery shopping experience. With a team of approximately 150,000 associates, Dollar Tree operates more than 9,000 stores and 18 distribution centers across 48 contiguous states and five Canadian provinces under the brands Dollar Tree and Dollar Tree Canada. The company is committed to being a responsible steward of its business – supporting its people, serving its communities, and creating lasting value. To learn more about the Company, visit www.DollarTree.com.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). From time-to-time, the Company supplements the reporting of its financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP financial measures we have disclosed include adjusted selling, general and administrative expenses; adjusted selling, general and administrative expense rate; adjusted operating income (loss); adjusted operating income (loss) margin; adjusted income from continuing operations; adjusted diluted earnings per share; and adjusted effective tax rate, in each case with respect to our continuing operations; and free cash flow.

Reconciliations of the non-GAAP financial measures to the corresponding amounts prepared in accordance with GAAP appears in the tables under the heading “Reconciliation of Non-GAAP Financial Measures” below. These tables provide additional information regarding the adjusted measures.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: Our press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they address future events, developments or results and do not relate strictly to historical facts. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by or including words such as: “believe”, “anticipate”, “expect”, “intend”, “plan”, “view”, “target” or “estimate”, “may”, “will”, “should”, “predict”, “possible”, “potential”, “continue”, “strategy”, and similar expressions. For example, our forward-looking statements include statements relating to our business and financial outlook for fiscal 2025, including without limitation our expectations regarding net sales, comparable store sales and adjusted diluted earnings per share for the third fiscal quarter and full fiscal year 2025, and various factors that are expected to impact our quarterly and annual results of operations for fiscal 2025; the direct and indirect impacts of current and potential tariffs and other trade-related measures and our plans to mitigate those impacts; our plans and expectations regarding our business, including the impact of various initiatives, investments, and reviews on the company’s performance and prospects for long-term growth; our sale of Family Dollar, including the estimated proceeds, transition services agreement income and other benefits thereof; and our other plans, objectives, expectations (financial and otherwise) and intentions. These statements are subject to risks and uncertainties. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our Annual Report on Form 10-K filed March 26, 2025, our Form 10-Q for the most recently ended fiscal quarter and other filings we make from time to time with the Securities and Exchange Commission. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:	Dollar Tree, Inc.
Robert A. LaFleur, 757-991-5645
Senior Vice President, Investor Relations
www.DollarTree.com
DLTR-E

DOLLAR TREE, INC.
FINANCIAL TABLES

T-1: Condensed Consolidated Income Statements        7
T-2: Condensed Consolidated Balance Sheets         8
T-3: Condensed Consolidated Statements of Cash Flows         9
T-4: Segment Information        10
T-5: Dollar Tree Segment Information         11
T-6: Reconciliation of Non-GAAP Financial Measures         12
T-7: Reconciliation of Non-GAAP Financial Measures – Continuing Operations         13
T-7a: Reconciliation of Non-GAAP Financial Measures – Continuing Operations (continued)        14
T-8: Reconciliation of Non-GAAP Financial Measures – Free Cash Flow        15

T-1
DOLLAR TREE, INC.
Condensed Consolidated Income Statements
(In millions, except per share data)
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	August 2, 2025	August 3, 2024	August 2, 2025	August 3, 2024
Revenues
Net sales	$4,566.8	$4,065.5	$9,203.3	$8,231.1
Other revenue	3.6	3.1	6.8	6.4
Total revenue	4,570.4	4,068.6	9,210.1	8,237.5
Expenses & other operating items
Cost of sales	2,996.7	2,674.2	5,983.7	5,363.3
Selling, general and administrative expenses	1,350.7	1,178.6	2,619.3	2,276.5
Transition services agreement income, net	8.0	—	8.0	—
Operating income	231.0	215.8	615.1	597.7
Interest expense, net	22.8	29.9	45.5	56.6
Other (income) expense, net	(0.4)	—	(62.1)	0.1
Income from continuing operations before income taxes	208.6	185.9	631.7	541.0
Provision for income taxes	53.1	43.6	162.7	131.0
Income from continuing operations	155.5	142.3	469.0	410.0
Income (loss) from discontinued operations, net of tax	32.9	(9.9)	62.8	22.5
Net income	$188.4	$132.4	$531.8	$432.5
Net earnings (loss) per share:
Basic from continuing operations	$0.75	$0.66	$2.23	$1.89
Basic from discontinued operations	0.16	(0.04)	0.30	0.11
Basic per share of common stock	$0.91	$0.62	$2.53	$2.00
Basic weighted average number of shares	207.3	215.0	210.4	216.4

Diluted from continuing operations	$0.75	$0.66	$2.22	$1.89
Diluted from discontinued operations	0.16	(0.04)	0.30	0.11
Diluted per share of common stock	$0.91	$0.62	$2.52	$2.00
Diluted weighted average number of shares	207.8	215.2	210.8	216.7

Selling, general and administrative expense rate	29.6%	29.0%	28.4%	27.6%
Transition services agreement income, net as a percentage of total revenue	0.2%	—%	0.1%	—%
Operating income margin	5.1%	5.3%	6.7%	7.3%
Income from continuing operations before income taxes as percentage of total revenue	4.6%	4.6%	6.9%	6.6%
Effective tax rate	25.5%	23.5%	25.8%	24.2%
Income from continuing operations as percentage of total revenue	3.4%	3.5%	5.1%	5.0%

The selling, general and administrative expense rate and operating income margin are calculated by dividing the applicable amount by total revenue.
Amounts in tables above may not recalculate due to rounding.

T-2
DOLLAR TREE, INC.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	August 2, 2025	February 1, 2025	August 3, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$666.3	$1,256.5	$380.2
Merchandise inventories	2,683.4	2,672.0	2,571.4
Other current assets	264.2	169.8	211.7
Current assets of discontinued operations	—	5,008.9	2,929.0
Total current assets	3,613.9	9,107.2	6,092.3
Restricted cash	77.5	75.7	74.1
Property, plant and equipment, net	4,652.4	4,499.3	4,167.3
Operating lease right-of-use assets	4,393.2	4,146.4	3,955.7
Goodwill	422.4	421.2	422.5
Deferred income taxes, net	85.5	260.6	7.5
Other assets	140.0	133.6	132.9
Noncurrent assets of discontinued operations	—	—	7,764.3
Total assets	$13,384.9	$18,644.0	$22,616.6
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	$299.5	$—	$249.8
Current portion of long-term debt	—	1,000.0	1,000.0
Current portion of operating lease liabilities	976.7	960.7	935.1
Accounts payable	1,593.8	1,705.8	1,345.5
Income taxes payable	—	120.1	0.4
Other current liabilities	616.9	574.4	560.1
Current liabilities of discontinued operations	—	4,224.9	1,909.0
Total current liabilities	3,486.9	8,585.9	5,999.9
Long-term debt, net, excluding current portion	2,429.7	2,431.2	2,428.7
Operating lease liabilities, long-term	3,636.8	3,438.7	3,279.6
Deferred income taxes, net	—	—	916.7
Income taxes payable, long-term	27.6	28.2	19.3
Other liabilities	198.8	182.6	152.3
Noncurrent liabilities of discontinued operations	—	—	2,440.6
Total liabilities	9,779.8	14,666.6	15,237.1
Shareholders' equity	3,605.1	3,977.4	7,379.5
Total liabilities and shareholders' equity	$13,384.9	$18,644.0	$22,616.6

The February 1, 2025 information was derived from the audited consolidated financial statements as of that date.

T-3
DOLLAR TREE, INC.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	26 Weeks Ended
	August 2, 2025	August 3, 2024
Cash flows from operating activities:
Net income	$531.8	$432.5
Income from discontinued operations, net of tax	62.8	22.5
Income from continuing operations	$469.0	$410.0
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	313.1	241.6
Provision for deferred income taxes	158.7	31.1
Stock-based compensation expense	31.6	46.9
Impairments	0.1	0.2
Gain on insurance proceeds related to fixed assets	(41.0)	—
Other non-cash adjustments to income from continuing operations	14.6	(1.0)
Changes in operating assets and liabilities:
Merchandise inventories	(7.4)	(103.3)
Income taxes receivable	(18.0)	—
Other current assets	(52.7)	(24.3)
Other assets	(17.3)	(33.7)
Accounts payable	(114.0)	179.2
Income taxes payable	(121.0)	(13.4)
Other current liabilities	41.1	8.8
Other liabilities	15.5	6.2
Operating lease right-of-use assets and liabilities, net	(33.1)	(10.6)
Net cash provided by operating activities of continuing operations	639.2	737.7
Cash flows from investing activities:
Capital expenditures	(493.9)	(664.3)
Proceeds from sale of discontinued operations	668.0	—
Cash divested from sale of discontinued operations	(246.0)	—
Proceeds from insurance recoveries	50.0	25.8
Proceeds from (payments for) fixed asset disposition	0.7	(0.4)
Net cash used in investing activities of continuing operations	(21.2)	(638.9)
Cash flows from financing activities:
Principal payments for long-term debt	(1,000.0)	—
Debt-issuance costs	(3.8)	—
Proceeds from commercial paper notes	3,692.9	2,307.2
Repayments of commercial paper notes	(3,393.7)	(2,057.5)
Proceeds from stock issued pursuant to stock-based compensation plans	4.9	5.7
Cash paid for taxes on exercises/vesting of stock-based compensation	(12.1)	(20.3)
Payments for repurchase of stock	(924.2)	(400.0)
Net cash used in financing activities	(1,636.0)	(164.9)
Cash flows from discontinued operations:
Net cash provided by operating activities of discontinued operations	343.3	264.9
Net cash used in investing activities of discontinued operations	(79.8)	(311.1)
Net cash provided by (used in) discontinued operations	263.5	(46.2)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.6	(0.5)
Net change in cash, cash equivalents and restricted cash	(753.9)	(112.8)
Cash, cash equivalents and restricted cash at beginning of period	1,511.2	757.2
Cash, cash equivalents and restricted cash at end of period	$757.3	$644.4

T-4
DOLLAR TREE, INC.
Segment Information
(In millions)
(Unaudited)

	13 Weeks Ended				26 Weeks Ended
	August 2, 2025		August 3, 2024		August 2, 2025		August 3, 2024
Net Sales:
Dollar Tree	$4,566.8		$4,065.5		$9,203.3		$8,231.1
Corporate, support and other	—		—		—		—
Total net sales	$4,566.8		$4,065.5		$9,203.3		$8,231.1
Other revenue:
Dollar Tree	$—		$—		$—		$—
Corporate, support and other	3.6		3.1		6.8		6.4
Total other revenue	$3.6		$3.1		$6.8		$6.4
Total Revenue:
Dollar Tree	$4,566.8		$4,065.5		$9,203.3		$8,231.1
Corporate, support and other	3.6		3.1		6.8		6.4
Total revenue	$4,570.4		$4,068.6		$9,210.1		$8,237.5
Cost of sales:
Dollar Tree	$2,996.7	65.6%	$2,674.2	65.8%	$5,983.7	65.0%	$5,363.3	65.2%
Corporate, support and other	—	—	—	—	—	—	—	—
Total cost of sales	$2,996.7	65.6%	$2,674.2	65.8%	$5,983.7	65.0%	$5,363.3	65.2%
Gross profit:
Dollar Tree	$1,570.1	34.4%	$1,391.3	34.2%	$3,219.6	35.0%	$2,867.8	34.8%
Corporate, support and other	—	—	—	—	—	—	—	—
Total gross profit	$1,570.1	34.4%	$1,391.3	34.2%	$3,219.6	35.0%	$2,867.8	34.8%
Selling, general and administrative expenses:
Dollar Tree	$1,203.1	26.3%	$1,049.3	25.8%	$2,329.9	25.3%	$2,003.5	24.3%
Corporate, support and other[1]	147.6	3.2%	129.3	3.2%	289.4	3.1%	273.0	3.3%
Total selling, general and administrative expenses	$1,350.7	29.6%	$1,178.6	29.0%	$2,619.3	28.4%	$2,276.5	27.6%
Transition services agreement income, net:
Dollar Tree	$—	—%	$—	—%	$—	—%	$—	—%
Corporate, support and other[1]	8.0	0.2%	—	—%	8.0	0.1%	—	—%
Total transition services agreement income, net	$8.0	0.2%	$—	—%	$8.0	0.1%	$—	—%
Operating income (loss):
Dollar Tree	$367.0	8.0%	$342.0	8.4%	$889.7	9.7%	$864.3	10.5%
Corporate, support and other[1]	(136.0)	(3.0%)	(126.2)	(3.1%)	(274.6)	(3.0%)	(266.6)	(3.2%)
Total operating income	$231.0	5.1%	$215.8	5.3%	$615.1	6.7%	$597.7	7.3%
[1]Corporate, support and other SG&A expenses, transition services agreement income, net and operating loss shown as a percentage of total revenue for continuing operations
Amounts in tables above may not recalculate due to rounding.

T-5
DOLLAR TREE, INC.
Dollar Tree Segment Information
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	August 2, 2025	August 3, 2024	August 2, 2025	August 3, 2024
Store Count:
Beginning	9,016	8,520	8,881	8,415
New stores	106	127	254	243
Stores converted from Family Dollar (a)	36	3	41	8
Closings	(10)	(23)	(28)	(39)
Ending	9,148	8,627	9,148	8,627
Selling Square Footage (in millions)	81.2	75.2	81.2	75.2
Growth Rate (Square Footage)	8.0%	6.1%	8.0%	6.1%

			52 Weeks Ended
			August 2, 2025	August 3, 2024
Sales per Square Foot (b)			$237	$235

(a)	Stores converted from a Family Dollar store to a Dollar Tree store are reflected in the table above when they re-opened as a Dollar Tree store.
(b)	Sales per square foot is calculated based on total net sales for the reporting period divided by the average selling square footage during the period.

T-6
DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

From time-to-time, the Company discloses certain financial measures not derived in accordance with GAAP. These non-GAAP financial measures should not be used as a substitute for GAAP financial measures, or considered in isolation, for the purposes of analyzing operating performance, financial position, liquidity, or cash flows. The non-GAAP financial measures we have disclosed include adjusted selling, general and administrative expenses; adjusted selling, general and administrative expense rate; adjusted operating income (loss); adjusted operating income (loss) margin; adjusted income from continuing operations; adjusted diluted earnings per share; and adjusted effective tax rate, in each case with respect to our continuing operations. The Company believes providing additional information in these non-GAAP measures that exclude the unusual expenses described below is beneficial to the users of its financial statements in evaluating the Company's current operating results in relation to past periods. In addition, the Company's debt covenants exclude the impact of certain unusual expenses. The Company has included a reconciliation of these non-GAAP financial measures to the most comparable GAAP measures in the following tables.
1.)	During the fourth quarter of fiscal 2023, we announced that we had initiated a comprehensive store portfolio optimization review which involved identifying stores for closure, relocation or re-bannering based on an evaluation of current market conditions and individual store performance, among other factors. In connection with this portfolio optimization review, we incurred $1.8 million and $2.5 million of consulting, severance, and other related costs in the second quarter and first half of fiscal 2024, respectively.
2.)	During the first quarter of fiscal 2025, the Company entered into a definitive agreement to sell the Family Dollar business after completing a strategic review of alternatives for the banner in fiscal 2024. The sale was completed on July 5, 2025. We incurred consulting, legal and other expenses totaling $5.0 million and $8.7 million in the second quarter and first half of fiscal 2025, respectively, related to the sale and ongoing separation activities, including costs associated with optimizing the remaining Dollar Tree business post-divestiture.
3.)	During the first quarter of fiscal 2024, a tornado destroyed our Dollar Tree distribution center in Marietta, Oklahoma ("DC 8"). As a result of the destruction, we have incurred losses totaling $129.0 million, consisting of $70.0 million related to damaged inventory and $59.0 million related to property and equipment. These losses are fully insured and therefore not contemplated in the non-GAAP adjustments below. Since the end of the first quarter of fiscal 2024, we have received insurance proceeds totaling $120.0 million related to damaged inventory, and $100 million related to damage property, including $70.0 million in the first quarter of fiscal 2025. We recorded a gain in the first quarter of fiscal 2025 totaling $61.8 million for excess insurance proceeds received over the losses incurred, including $20 million for damaged inventory and $41.8 million for damaged property. In the second quarter of fiscal 2024, we accrued $2.2 million of severance-related costs for employees at DC 8.
In addition, the Company discloses free cash flow, a non-GAAP financial measure that we calculate as net cash provided by operating activities less capital expenditures. The Company believes free cash flow is an important indicator of our liquidity as it measures the amount of cash we generate from our business operations. Free cash flow may not represent the amount of cash flow available for general discretionary use, because it excludes non-discretionary expenditures, such as mandatory debt repayments and required settlements of recorded and/or contingent liabilities not reflected in cash flow from operations. The Company has included a reconciliation of free cash flow to the most comparable GAAP measures in the following tables.
A reconciliation of the projected adjusted diluted EPS, which is a forward-looking non-GAAP financial measure, to the most directly comparable GAAP financial measure, is not provided because the company is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. GAAP measures may include the impact of such items as litigation reserves; restructuring charges; goodwill and intangible asset impairments; natural disasters; our store portfolio optimization review and strategic review and sale of Family Dollar, and the tax effect of all such items. Historically, the company has excluded these items from non-GAAP financial measures. The company currently expects to continue to exclude these items in future disclosures of non-GAAP financial measures and may also exclude other items that may arise (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments, such as a decision to exit part of the business or reaching settlement of a legal dispute, are inherently unpredictable as to if or when they may occur. For the same reasons, the company is unable to address the probable significance of the unavailable information, which could be material to future results.

T-7
DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures - Continuing Operations
(In millions, except per share data)
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	August 2, 2025	August 3, 2024	August 2, 2025	August 3, 2024
Reconciliation of Adjusted Selling, General and Administrative Expenses - Dollar Tree Segment
Selling, general and administrative expenses - GAAP	$1,203.1	$1,049.3	$2,329.9	$2,003.5
Deduct: Strategic review costs	(0.7)	—	(4.3)	—
Deduct: Severance	—	(2.2)	—	(2.2)
Adjusted selling, general and administrative expenses (Non-GAAP)	$1,202.4	$1,047.1	$2,325.6	$2,001.3
Adjusted selling, general and administrative expense rate (Non-GAAP)	26.3%	25.8%	25.3%	24.3%

Reconciliation of Adjusted Operating Income - Dollar Tree Segment
Operating income (GAAP)	$367.0	$342.0	$889.7	$864.3
Add: Strategic review costs	0.7	—	4.3	—
Add: Severance	—	2.2	—	2.2
Adjusted operating income (Non-GAAP)	$367.7	$344.2	$894.0	$866.5
Adjusted operating income margin (Non-GAAP)	8.1%	8.4%	9.7%	10.5%

Reconciliation of Adjusted Selling, General and Administrative Expenses - Corporate, Support and Other
Selling, general and administrative expenses - GAAP	$147.6	$129.3	$289.4	$273.0
Deduct: Store closure costs	—	(1.8)	—	(2.5)
Deduct: Strategic review costs	(4.3)	—	(4.4)	—
Adjusted selling, general and administrative expenses (Non-GAAP)	$143.3	$127.5	$285.0	$270.5
Adjusted selling, general and administrative expense rate[2]	3.1%	3.1%	3.1%	3.3%

Reconciliation of Adjusted Operating Loss - Corporate, Support and Other
Operating loss (GAAP)	$(136.0)	$(126.2)	$(274.6)	$(266.6)
Add: Store closure costs	—	1.8	—	2.5
Add: Strategic review costs	4.3	—	4.4	—
Adjusted operating loss (Non-GAAP)	$(131.7)	$(124.4)	$(270.2)	$(264.1)
Adjusted operating loss margin (Non-GAAP)[2]	(2.9%)	(3.1%)	(2.9%)	(3.2%)

Reconciliation of Adjusted Selling, General and Administrative Expenses - Continuing Operations
Selling, general and administrative expenses - GAAP	$1,350.7	$1,178.6	$2,619.3	$2,276.5
Deduct: Store closure costs	—	(1.8)	—	(2.5)
Deduct: Strategic review costs	(5.0)	—	(8.7)	—
Deduct: Severance	—	(2.2)	—	(2.2)
Adjusted selling, general and administrative expenses (Non-GAAP)	$1,345.7	$1,174.6	$2,610.6	$2,271.8
Adjusted selling, general and administrative expense rate	29.4%	28.9%	28.3%	27.6%

[2]Corporate, support and other SG&A expenses and operating loss shown as a percentage of total revenue for continuing operations
Amounts in tables above may not recalculate due to rounding.

T-7a
DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures - Continuing Operations
(In millions, except per share data)
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	August 2, 2025	August 3, 2024	August 2, 2025	August 3, 2024
Reconciliation of Adjusted Operating Income - Continuing Operations
Operating income (GAAP)	$231.0	$215.8	$615.1	$597.7
Add: Store closure costs	—	1.8	—	2.5
Add: Strategic review costs	5.0	—	8.7	—
Add: Severance	—	2.2	—	2.2
Adjusted operating income (Non-GAAP)	$236.0	$219.8	$623.8	$602.4
Adjusted operating income margin (Non-GAAP)	5.2%	5.4%	6.8%	7.3%

Reconciliation of Adjusted Income from Continuing Operations
Income from Continuing Operations (GAAP)	$155.5	$142.3	$469.0	$410.0
SG&A adjustments:
Add: Store closure costs	—	1.8	—	2.5
Add: Strategic review costs	5.0	—	8.7	—
Add: Severance	—	2.2	—	2.2
Non-operating adjustment:
Deduct: Non-operating insurance gain	—	—	(61.8)	—
Provision for income tax adjustments	(1.3)	(1.0)	13.0	(1.0)
Adjusted income from continuing operations (Non-GAAP)	$159.2	$145.3	$428.9	$413.7
Adjusted income from continuing operations as percentage of total revenue (Non-GAAP)	3.5%	3.6%	4.7%	5.0%

Reconciliation of Adjusted Diluted Earnings Per Share - Continuing Operations
Diluted earnings per share - continuing operations (GAAP)	$0.75	$0.66	$2.22	$1.89
SG&A adjustments:
Add: Store closure costs	—	0.01	—	0.01
Add: Strategic review costs	0.02	—	0.04	—
Add: Severance	—	0.01	—	0.01
Non-operating adjustment:
Deduct: Non-operating insurance gain	—	—	(0.29)	—
Provision for income tax adjustments	(0.01)	—	0.06	—
Adjusted diluted earnings per share - continuing operations (Non-GAAP)	$0.77	$0.68	$2.03	$1.91

Reconciliation of Adjusted Effective Tax Rate - Continuing Operations
Effective tax rate (GAAP)	25.5%	23.5%	25.8%	24.2%
Add/deduct: tax impact of non-GAAP adjustments[3]	—%	—%	0.1%	—%
Consolidated adjusted effective tax rate (non-GAAP)	25.5%	23.5%	25.9%	24.2%

[3]Relates to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant tax rates.
Amounts in tables above may not recalculate due to rounding.

T-8
DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)
Reconciliation of Net Cash Provided by Operating Activities of Continuing Operations to Free Cash Flow from Continuing Operations	13 Weeks Ended		26 Weeks Ended
	August 2, 2025	August 3, 2024	August 2, 2025	August 3, 2024
Net cash provided by operating activities of continuing operations (GAAP)	$260.7	$232.5	$639.2	$737.7
Deduct:
Capital expenditures of continuing operations	(245.1)	(347.8)	(493.9)	(664.3)
Free cash flow from continuing operations (Non-GAAP)	$15.6	$(115.3)	$145.3	$73.4

Net cash provided by (used in) investing activities of continuing operations (GAAP) (e)	$177.7	$(322.2)	$(21.2)	$(638.9)
Net cash provided by (used in) financing activities (GAAP)	$(1,196.6)	$122.9	$(1,636.0)	$(164.9)

(e)	Net cash provided by (used in) investing activities includes capital expenditures, which is included in our computation of free cash flow.